UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 18, 2014

NOBLE CORPORATION plc

(Exact name of Registrant as specified in its charter)

England and Wales	001-36211	98-0619597
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Devonshire House, 1 Mayfair Place London, England	W1J8AJ
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +44 20 3300 2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Indenture

On July 18, 2014, in connection with the previously announced separation and proposed spin-off by Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (“Noble”), of its standard specification offshore drilling business (the “Spin-Off”), a wholly-owned subsidiary of Noble, Paragon Offshore plc, a public limited company incorporated under the laws of England and Wales (“Paragon Offshore”), entered into an Indenture (the “Indenture”) among Paragon Offshore, the guarantors listed therein, Deutsche Bank Trust Company Americas, as trustee, and Deutsche Bank Luxembourg S.A., as paying agent and transfer agent. Pursuant to the Indenture, Paragon Offshore issued and sold $500 million aggregate principal amount of its 6.75% senior notes due 2022 (the “2022 Notes”) and $580 million aggregate principal amount of its 7.25% senior notes due 2024 (the “2024 Notes” and, together with the 2022 Notes, the “Notes”) in a private offering that was exempt from registration under the Securities Act of 1933, as amended.

Paragon Offshore used the net proceeds from the offering of the Notes and the borrowings under the Term Loan Credit Agreement (as defined below) to repay in full the promissory notes that it issued to Noble as partial consideration for the transfer to Paragon Offshore of Noble’s standard specification drilling business in connection with the Spin-Off.

The 2022 Notes will mature on July 15, 2022, and the 2024 Notes will mature on August 15, 2024. Interest on the 2022 Notes will be payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2015. Interest on the 2024 Notes will be payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2015. Each of Paragon Offshore’s existing and future subsidiaries that is a borrower or guarantees indebtedness under its senior secured revolving credit facility or Term Loan Credit Agreement or guarantees certain of its other indebtedness or certain indebtedness of its subsidiary guarantors will guarantee the Notes.

At any time prior to July 15, 2017, Paragon Offshore may redeem up to 35% of the aggregate principal amount of the 2022 Notes with the net cash proceeds of certain equity offerings at a redemption price of 106.750% of the principal amount, plus accrued and unpaid interest, if any, subject to certain conditions. Prior to July 15, 2018, Paragon Offshore may redeem some or all of the 2022 Notes at a price equal to 100% of the principal amount plus a make-whole premium determined pursuant to a formula set forth in the Indenture, plus accrued and unpaid interest. On and after July 15, 2018, Paragon Offshore may redeem all or a part of the 2022 Notes at the following prices (as a percentage of principal amount), plus accrued and unpaid interest, if redeemed during the 12-month period beginning on July 15 of the years indicated below:

Year	Percentage
2018	103.375%
2019	101.688%
2020 and thereafter	100.000%

At any time prior to August 15, 2017, Paragon Offshore may redeem up to 35% of the aggregate principal amount of the 2024 Notes with the net cash proceeds of certain equity offerings at a redemption price of 107.250% of the principal amount, plus accrued and unpaid interest, if any, subject to certain conditions. Prior to August 15, 2019, Paragon Offshore may redeem some or all of the 2024 Notes at a price equal to 100% of the principal amount plus a make-whole premium determined pursuant to a formula set forth in the Indenture, plus accrued and unpaid interest. On and after August 15, 2019, Paragon Offshore may redeem all or a part of the 2024 Notes at the following prices (as a percentage of principal amount), plus accrued and unpaid interest, if redeemed during the 12-month period beginning on August 15 of the years indicated below:

Year	Percentage
2019	103.625%
2020	102.417%
2021	101.208%
2022 and thereafter	100.000%

The Indenture contains certain covenants, agreements and events of default that limit Paragon Offshore’s ability and the ability of certain of its subsidiaries to, among other things, incur additional indebtedness and guarantee indebtedness, pay dividends or make other distributions or repurchase or redeem its capital stock, prepay, redeem or repurchase certain debt, issue certain preferred stock or similar equity securities, make loans and investments, sell, transfer or otherwise dispose of certain assets, create or incur liens, enter into certain types of transactions with affiliates, enter into agreements restricting its subsidiaries’ ability to pay dividends, consolidate, merge or sell all or substantially all of their respective assets, create unrestricted subsidiaries and enter into new lines of business.

The Indenture contains cross default provisions that apply to other indebtedness that Paragon Offshore or certain of its subsidiaries may have from time to time with an outstanding principal amount of $75 million or more. If the Notes achieve an investment grade rating from both Moody’s and S&P, Paragon Offshore’s obligation to comply with certain of these covenants will be suspended.

The foregoing description is qualified in its entirety by reference to the Indenture, including the form of the Notes attached thereto, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Term Loan Credit Agreement

On July 18, 2014, Paragon Offshore entered into a senior secured term credit agreement (the “Term Loan Credit Agreement”) between Paragon Offshore, in its capacity as the parent of the Term Loan Borrower (as defined below), Paragon Offshore Finance Company, an exempted company and Paragon Offshore’s wholly-owned subsidiary incorporated under the laws of the Cayman Islands (the “Term Loan Borrower”), as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, pursuant to which the Term Loan Borrower borrowed term loans in an aggregate principal amount of $650 million on July 18, 2014. The Term Loan Credit Agreement has an initial term of seven years.

Obligations under the Term Loan Credit Agreement are (i) guaranteed by Paragon Offshore and each of its direct and indirect, existing and future, wholly-owned restricted subsidiaries (other than the Term Loan Borrower) that (1) holds an ownership interest in one or more Collateral Rigs (meaning, as of July 18, 2014, all of Paragon Offshore’s vessels, other than our floating production storage and offloading unit and three other drilling units that are cold stacked) (each, a “Rig Owner”), (2) owns a direct equity interest in any Rig Owner or (3) is party to an internal bareboat charter of a Collateral Rig and (ii) secured by the Collateral Rigs and certain personal property of the Term Loan Borrower and the guarantors. Borrowings under the Term Loan Credit Agreement bear interest, at the Term Loan Borrower’s option, at either (i) an adjusted LIBOR, plus a margin of 2.75%, or (ii) the Base Rate, which is calculated as the greatest of (1) a fluctuating rate of interest publicly announced by JPMorgan Chase Bank, N.A., as its “prime rate,” (2) the U.S. federal funds effective rate plus 0.50% and (3) the one month LIBOR Rate plus 1.00%, plus a margin of 1.75%. The term loans were issued with 0.50% original issue discount.

The Term Loan Credit Agreement contains certain affirmative and negative covenants that, subject to exceptions, limit Paragon Offshore’s ability and the ability of certain of its subsidiaries to, among other things, incur additional indebtedness and guarantee indebtedness, pay dividends or make other distributions or repurchase or redeem its capital stock, prepay, redeem or repurchase certain debt, issue certain preferred stock or similar equity securities, make loans and investments, sell, transfer or otherwise dispose of certain assets, create or incur liens, enter into certain types of transactions with affiliates, enter into agreements restricting its subsidiaries’ ability to pay dividends, consolidate, merge or sell all or substantially all of their respective assets, create unrestricted subsidiaries and enter into new lines of business.

Repayment of borrowings under the Term Loan Credit Agreement is subject to acceleration upon the occurrence of certain events of default, including payment defaults, breaches of representations and warranties, covenant defaults, cross-payments defaults and cross-acceleration to material indebtedness, certain events of bankruptcy, material judgments and actual or asserted failure of any credit document to be in force and effect.

The Term Loan Borrower may prepay all or a portion of the term loans at any time, subject to a 1.00% principal premium on the repayment of principal pursuant to a refinancing within the first year after the Term Loan Closing Date. The term loans may be subject to mandatory prepayments with the net cash proceeds of certain issuances of debt, certain asset sales and other dispositions and certain condemnation events, and with excess cash flow in any calendar year in which Paragon Offshore’s leverage ratio exceeds 3.00 to 1.00. In addition, in the event of a change of control in Paragon Offshore, the Term Loan Borrower will be required to offer to prepay the term loans.

The foregoing description is qualified in its entirety by reference to the Term Loan Credit Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein. Certain schedules and exhibits to the Term Loan Credit Agreement have not been filed with such exhibit. Noble undertakes to furnish supplementally any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 to this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

4.1	Indenture, dated as of July 18, 2014, by and among Paragon Offshore plc, the guarantors listed therein, Deutsche Bank Trust Company Americas, as trustee, and Deutsche Bank Luxembourg S.A., as paying agent and transfer agent.

4.2	Senior Secured Term Loan Credit Agreement, dated as of July 18, 2014, by and among Paragon Offshore plc, as parent, Paragon Offshore Finance Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noble Corporation plc, a public limited company incorporated under the laws of England and Wales

Date: July 22, 2014

	By:	/s/ James A. MacLennan
	Name:	James A. MacLennan
	Title:	Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

4.1	Indenture, dated as of July 18, 2014, by and among Paragon Offshore plc, the guarantors listed therein, Deutsche Bank Trust Company Americas, as trustee, and Deutsche Bank Luxembourg S.A., as paying agent and transfer agent.

4.2	Senior Secured Term Loan Credit Agreement, dated as of July 18, 2014, by and among Paragon Offshore plc, as parent guarantor, Paragon Offshore Finance Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.